UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2017

RUBY TUESDAY, INC.

(Exact name of registrant as specified in its charter)

Georgia	1-12454	63-0475239
(State of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

333 East Broadway Avenue

Maryville, Tennessee 37804

(Address of Principal Executive Offices)

(865) 379-5700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instructions A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 16, 2017, Ruby Tuesday, Inc. (“Ruby Tuesday”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) among RTI Holding Company, LLC (“Parent”), a fund managed by NRD Capital, RTI Merger Sub, LLC, a wholly owned subsidiary of Parent (“Merger Sub”), and Ruby Tuesday, pursuant to which, among other things and subject to the satisfaction or waiver of specified conditions, Merger Sub will merge with and into Ruby Tuesday (the “Merger”). As a result of the Merger, Merger Sub will cease to exist, and Ruby Tuesday will survive as a wholly owned subsidiary of Parent.

At the effective time of the Merger (the “Effective Time”), each share of Ruby Tuesday common stock issued and outstanding immediately prior to the Effective Time (other than dissenting shares) will be converted into the right to receive $2.40 in cash, without interest.

The completion of the Merger is subject to customary conditions, including, without limitation, (1) the approval of the Merger Agreement and the transactions contemplated thereunder by Ruby Tuesday’s stockholders (the “Shareholder Approval”); (2) the absence of any restraining order, preliminary or permanent injunction or other court order or other legal restraint or prohibition preventing the consummation of the Merger, (3) subject to certain qualifications, the accuracy of representations and warranties of Ruby Tuesday, Parent and Merger Sub, and (4) the performance in all material respects of the obligations of Ruby Tuesday, Parent and Merger Sub, respectively.

The Merger Agreement includes detailed representations, warranties and covenants of Ruby Tuesday, Parent and Merger Sub. Between the date of execution of the Merger Agreement and the Effective Time, Ruby Tuesday has agreed to conduct its business in the ordinary course and use its reasonable best efforts to preserve intact its business organizations and relationships with third parties (including customers, suppliers, distributors and franchisees) and to keep available the services of its present officers and employees.

In addition, Ruby Tuesday has agreed not to, and to cause its subsidiaries not to, and to not authorize or permit their respective directors, officers, employees or other representatives to, directly or indirectly, solicit, initiate or knowingly take any action to facilitate or encourage the submission of any Acquisition Proposals (as defined in the Merger Agreement) prior to the receipt of the Shareholder Approval.

Each of Ruby Tuesday, Parent and Merger Sub has agreed to use reasonable best efforts to cause the Merger to be consummated. The Merger Agreement includes termination provisions for both Ruby Tuesday and Parent and provides that, in connection with a termination of the Merger Agreement under specified circumstances, Ruby Tuesday or Parent will be required to pay the other party a termination fee of $7.5 million. Such specified circumstances for the payment of a termination fee by Ruby Tuesday include, among others, termination by Parent for a change of recommendation of Ruby Tuesday’s Board of Directors or for Ruby Tuesday’s material breach of certain of its covenants relating to soliciting Acquisition Proposals, mailing or making available its proxy statement and calling and holding a meeting of its stockholders, and termination by Ruby Tuesday in connection with a Superior Proposal (as such term is defined in the Merger Agreement). Such specified circumstances for the payment of a termination fee by Parent include, among others, termination by Ruby Tuesday if all of the closing conditions have been satisfied (other than those conditions that by their terms are to be satisfied at the closing) and Ruby Tuesday is prepared to consummate the Merger but Parent and Merger Sub fail to consummate the Merger in accordance with the Merger Agreement.

NRD Partners II, L.P., the parent of Parent, has entered into a Limited Guarantee dated October 16, 2017 (the “Limited Guarantee”) with Ruby Tuesday to guarantee Parent’s obligation to pay its termination fee to Ruby Tuesday and certain other specified payments to Ruby Tuesday, subject to the terms and conditions set forth in the Limited Guarantee.

A copy of the Merger Agreement and the Limited Guarantee are attached as Exhibit 1.1 and Exhibit 1.2, respectively, to this report and are incorporated herein by reference. The foregoing description of the Merger Agreement and Limited Guarantee does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement and Limited Guarantee.

The representations, warranties and covenants set forth in the Merger Agreement have been made only for the purposes of that agreement and solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, such representations and warranties (1) will not survive consummation of the Merger and cannot be the basis for any claims under the Merger Agreement by the other party after termination of the Merger Agreement and (2) were made only as of the dates specified in the Merger Agreement. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement and not to provide investors with any other factual information regarding the parties or their respective businesses.

Item 8.01	OTHER EVENTS

On October 16, 2017, Ruby Tuesday issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

On October 16, 2017, Ruby Tuesday also provided supplemental information regarding the proposed transaction in certain communications. Copies of the communications are attached hereto as Exhibits 99.2, 99.3, 99.4, 99.5 and 99.6 and are incorporated by reference herein.

Important Information For Investors And Stockholders

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed transaction between Ruby Tuesday, Inc. (“Ruby Tuesday”) and a fund managed by NRD Capital (“Acquiror”). In connection with this proposed transaction, Ruby Tuesday and/or Acquiror may file one or more proxy statements, registration statements, proxy statement/prospectus or other documents with the Securities and Exchange Commission (the “SEC”). This communication is not a substitute for any proxy statement, registration statement, proxy statement/prospectus or other document Ruby Tuesday and/or Acquiror may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF RUBY TUESDAY AND ACQUIROR ARE URGED TO READ THE PROXY STATEMENT(S), REGISTRATION STATEMENT(S), PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Any definitive proxy statement(s) (if and when available) will be mailed to stockholders of Ruby Tuesday and/or Acquiror, as applicable. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Ruby Tuesday and/or Acquiror through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Ruby Tuesday will be available free of charge on Ruby Tuesday’s internet website at http://www.rubytuesday.com or by contacting Ruby Tuesday’s Investor Relations Director by email at RubyTuesdayIR@icrinc.com or by phone at (646) 277-1273.

Participants in Solicitation

Ruby Tuesday, Acquiror, their respective directors and certain of their respective executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Ruby Tuesday is set forth in its Annual Report on Form 10-K for the fiscal year ended June 6, 2017, which was filed with the SEC on August 21, 2017 and amended on October 4, 2017, certain of its Quarterly Reports on Form 10-Q and certain of its Current Reports filed on Form 8-K.

These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Forward Looking Statements

Certain statements in this communication regarding the proposed transaction between Ruby Tuesday and Acquiror are “forward-looking” statements. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely” “plan,” “positioned,” “strategy,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. These forward-looking statements, which are subject to risks, uncertainties and assumptions about Ruby Tuesday and Acquiror, may include projections of their respective future financial performance, their respective anticipated growth strategies and anticipated trends in their respective businesses. These statements are only predictions based on current expectations and projections about future events. There are important factors that could cause actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including the risk factors set forth in Ruby Tuesday’s most recent report on Form 10-K, Form 10-Q and other documents on file with the SEC and the factors given below:

•	failure of Acquiror to obtain the financing required to consummate the proposed transaction;

•	failure to obtain the approval of shareholders of Ruby Tuesday in connection with the proposed transaction;

•	the failure to consummate or delay in consummating the proposed transaction for other reasons;

•	the timing to consummate the proposed transaction;

•	the risk that a condition to closing of the proposed transaction may not be satisfied;

•	the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained, or is obtained subject to conditions that are not anticipated;

•	the diversion of management time to transaction-related issues.

Ruby Tuesday’s forward-looking statements are based on assumptions that Ruby Tuesday believes to be reasonable but that may not prove to be accurate. Neither Ruby Tuesday nor Acquiror can guarantee future results, level of activity, performance or achievements. Moreover, neither Ruby Tuesday nor Acquiror assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Ruby Tuesday and Acquiror assume no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as may be required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit Number	Description

1.1	Agreement and Plan of Merger, among Ruby Tuesday, Inc., RTI Holding Company, LLC and RTI Merger Sub, LLC, dated as of October 16, 2017.
1.2	Limited Guarantee by NRD Partners II, L.P. in favor of Ruby Tuesday, Inc., dated October 16, 2017
99.1	Press Release, dated October 16, 2017
99.2	Corporate Employee Memorandum
99.3	Field Employee Memorandum
99.4	Franchisee Memorandum
99.5	Third-Party Memorandum
99.6	Local Government Memorandum

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2017

RUBY TUESDAY INC.

By:	/s/ Rhonda Parish
Rhonda Parish
Chief Legal Officer